Exhibit 99.2

                        BEIJING ORIGIN SEED TECHNOLOGY INC.
                        -----------------------------------

                        Report of Independent Registered Public
                        Accounting Firm and Consolidated
                        Financial Statements
                        For the nine month period ended
                        September 30, 2004 and for the years ended
                        December 31, 2003, 2002 and 2001

                       BEIJING ORIGIN SEED TECHNOLOGY INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS                                                                 PAGE(S)
--------                                                                 -------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM......................F-3

CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2004 AND
  AS OF DECEMBER 31, 2003, 2002 AND 2001.....................................F-4

CONSOLIDATED STATEMENTS OF OPERATIONS
  FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND
  FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001.......................F-5

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
  FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND
  FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001.......................F-6

CONSOLIDATED STATEMENTS OF CASH FLOWS
  FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND
  FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001.......................F-7

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS............................F-8-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF
DIRECTORS AND SHAREHOLDERS OF BEIJING ORIGIN SEED TECHNOLOGY INC.
-----------------------------------------------------------------

We have audited the accompanying consolidated balance sheets of Beijing Origin Seed Technology Inc. and its subsidiaries (the "Company") as of September 30, 2004 and December 31, 2003, 2002 and 2001 and the related consolidated statements of operations, shareholders' equity, and cash flows for nine month period ended September 30, 2004 and for each of the three years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2004 and December 31, 2003, 2002 and 2001 and the results of their operations and their cash flows for the nine month period ended September 30, 2004 and for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Our audits also comprehended the translation of the Renminbi amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 2. Such U.S. dollar amounts are presented solely for the convenience of readers in the United States of America.

Deloitte Touche Tohmatsu CPA Ltd.
December 16, 2004

                           CONSOLIDATED BALANCE SHEETS

                                                         September 30,                          December 31,
                                                  ---------------------------     -----------------------------------------
                                                     2004            2004            2003           2002            2001
                                                     ----            ----            ----           ----            ----
Assets                                               (USD)           (RMB)           (RMB)          (RMB)           (RMB)

Current assets:
  Cash and cash equivalents....................   $ 4,589,750      37,987,527      49,221,415     78,697,973     37,307,578
  Accounts receivable, net of allowance of nil,
    nil, RMB50,850 and RMB20,622 for
    2004, 2003, 2002 and 2001, respectively....            --              --              --      5,274,006         32,234
  Due from related parties.....................        60,411         500,000         520,000        420,000         20,000
  Advances to growers..........................       554,542       4,589,721              --             --             --
  Advances to suppliers........................       811,758       6,718,599       7,371,122      1,810,529      2,773,998
  Inventories..................................    11,480,907      95,022,871     170,887,988    114,903,721     38,116,158
  Income tax receivable........................            --              --       1,449,676      9,795,564        733,283
  Prepaid expenses and other current assets....       775,517       6,418,647       8,504,254      7,038,563      3,562,087
                                                  -----------     -----------     -----------    -----------     ----------

Total current assets...........................    18,272,885     151,237,365     237,954,455    217,940,356     82,545,338
Land use rights, net...........................     1,367,382      11,317,272      10,988,736      5,177,677        686,351
Plant and equipment, net.......................     7,364,095      60,949,665      55,400,693     31,652,831     12,907,885
Equity investment..............................           817           6,762              --             --             --
Acquired intangible assets, net................       383,727       3,175,958         237,956        570,319        776,647
Deferred income tax assets.....................       205,473       1,700,615       2,142,148      1,573,084        411,971
Other assets...................................        70,532         583,768         532,771        473,261        105,865
                                                  -----------     -----------     -----------    -----------     ----------

Total assets...................................   $27,664,911     228,971,405     307,256,759    257,387,528     97,434,057
                                                  ===========     ===========     ===========    ===========     ==========

Liabilities and shareholders' equity
Current liabilities:
  Short-term borrowings........................   $ 2,416,451      20,000,000      35,000,000     15,000,000      5,000,000
  Accounts payable.............................     1,237,661      10,243,625      14,474,266     12,069,243      1,007,651
  Due to growers...............................       506,954       4,195,857      35,411,109     42,552,299      6,775,230
  Due to related parties.......................       404,625       3,348,916              --             --             --
  Advances from customers......................     8,026,084      66,428,688      73,419,263     57,285,612     54,402,269
  Deferred revenues............................            --              --      65,295,950     74,764,068      4,784,469
  Other payables and accrued expenses..........       806,409       6,674,328       4,167,510      3,487,187      5,243,124
                                                  -----------     -----------     -----------    -----------     ----------

Total current liabilities......................    13,398,184     110,891,414     227,768,098    205,158,409     77,212,743
                                                  -----------     -----------     -----------    -----------     ----------

Other long-term liabilities....................       346,978       2,871,801       2,871,801      2,871,801             --

Minority interests.............................       443,032       3,666,798       3,183,679      3,271,218        509,637

Commitments and contingencies (Note 16)

Shareholders' equity:
  Common shares (RMB1 par value; 100,000,000
  shares authorized, issued and outstanding at in
  2004 and 2003 and nil for 2002 and 2001).....    12,082,256     100,000,000     100,000,000             --             --
  Additional paid-in capital...................                            --              --      3,671,500      3,671,500
  Retained earnings (accumulated deficit)......     1,394,461      11,541,392     (26,566,819)    42,414,600     16,040,177
                                                  -----------     -----------     -----------    -----------     ----------

Total shareholders' equity.....................    13,476,717     111,541,392      73,433,181     46,086,100     19,711,677
                                                  -----------     -----------     -----------    -----------     ----------

Total liabilities and shareholders' equity.....   $27,664,911     228,971,405     307,256,759    257,387,528     97,434,057
                                                  ===========     ===========     ===========    ===========     ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          Nine months
                                                      ended September 30,                  Year ended December 31,
                                                  ---------------------------     -----------------------------------------
                                                     2004            2004            2003           2002            2001
                                                     ----            ----            ----           ----            ----
                                                     (USD)           (RMB)           (RMB)          (RMB)           (RMB)

Revenues.......................................   $25,726,161     212,925,144     191,645,454     98,717,316     75,056,574
Cost of revenues...............................    15,957,205     132,071,404     118,976,611     46,006,510     50,341,484
                                                  -----------      ----------      ----------     ----------      ---------

Gross profit...................................     9,768,956      80,853,740      72,668,843     52,710,806     24,715,090
                                                  -----------      ----------      ----------     ----------      ---------

Operating expenses:
  Selling and marketing expenses...............     1,851,401      15,323,304      13,310,899      6,480,427      8,899,964
  General and administrative expenses..........     1,987,808      16,452,288      18,947,787      9,641,490      8,741,706
  Research and development expenses............       553,824       4,583,776       5,287,964      5,371,954      2,497,432
                                                  -----------      ----------      ----------     ----------      ---------

Total operating expenses.......................     4,393,033      36,359,368      37,546,650     21,493,871     20,139,102
                                                  -----------      ----------      ----------     ----------      ---------

Income from operations.........................     5,375,923      44,494,372      35,122,193     31,216,935      4,575,988
Interest expense...............................       (61,728)       (510,896)       (483,314)      (416,934)      (172,232)
Interest income................................        31,328         259,290         845,448        440,254        134,028
Other income...................................        12,744         105,475       1,137,140      2,265,862      6,584,192
Other expense..................................        (2,808)        (23,238)             --     (2,871,801)            --
                                                  -----------      ----------      ----------     ----------      ---------

Income before income taxes and minority
  interests....................................     5,355,459      44,325,003      36,621,467     30,634,316     11,121,976
Income taxes...................................       692,757       5,733,673       7,807,797      1,498,312      3,232,329
                                                  -----------      ----------      ----------     ----------      ---------

Income before minority interests...............     4,662,702      38,591,330      28,813,670     29,136,004      7,889,647
Minority interests.............................       (58,372)       (483,119)        137,539     (2,574,818)       225,363
                                                  -----------      ----------      ----------     ----------      ---------

Net income.....................................   $ 4,604,330      38,108,211      28,951,209     26,561,186      8,115,010
                                                   ==========     ===========     ===========     ==========     ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                   Retained
                                                         Common shares             Additional       earnings          Total
                                                  ----------------------------      paid-in       (accumulated     shareholders'
                                                   Shares            Amount         capital         deficit)           equity
                                                   ------            ------        ----------     ------------     -------------
                                                                      (RMB)          (RMB)           (RMB)             (RMB)

Balance as of January 1, 2001..................            --               --      3,671,500       7,925,167        11,596,667
Net income.....................................            --               --             --       8,115,010         8,115,010
                                                  -----------     ------------    -----------     -----------      ------------

Balance as of December 31, 2001................            --               --      3,671,500      16,040,177        19,711,677

Capital contribution to minority interest......            --               --             --        (186,763)         (186,763)
Net income.....................................            --               --             --      26,561,186        26,561,186
                                                  -----------     ------------    -----------     -----------      ------------

Balance as of December 31, 2002................            --               --      3,671,500      42,414,600        46,086,100

Net income.....................................            --               --             --      28,951,209        28,951,209
Capital restructuring..........................   100,000,000      100,000,000     (3,671,500)    (96,328,500)               --
Cash dividend..................................            --               --             --      (1,604,128)       (1,604,128)
                                                  -----------     ------------    -----------     -----------      ------------

Balance as of December 31, 2003................   100,000,000      100,000,000             --     (26,566,819)       73,433,181
Net income.....................................            --               --             --      38,108,211        38,108,211
                                                  -----------     ------------    -----------     -----------      ------------

Balance as of September 30, 2004...............   100,000,000      100,000,000             --      11,541,392       111,541,392
                                                  ===========     ============    ===========     ===========      ============

In USD.........................................   100,000,000     $ 12,082,256    $        --     $ 1,394,461      $ 13,476,717
                                                  ===========     ============    ===========     ===========      ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  Nine month
                                                              ended September 30,                  Year ended December 31,
                                                          --------------------------    ------------------------------------------
                                                             2004           2004           2003           2002             2001
                                                             ----           ----           ----           ----             ----
                                                             (USD)          (RMB)          (RMB)          (RMB)            (RMB)
Operating activities:
  Net income ..........................................   $ 4,604,330     38,108,211     28,951,209     26,561,186       8,115,010
  Adjustments to reconcile net income to net cash
    (used in) provided by operating activities:
    Depreciation and amortization .....................       444,528      3,679,177      3,260,788      1,555,976       1,218,329
    Loss on disposal of plant and equipment ...........            --             --        473,787             --              --
    Bad debt provision ................................            --             --        (50,850)        30,228          20,622
    Minority interests ................................        58,372        483,119       (137,539)     2,574,818        (225,363)
    Equity in earnings of associated company ..........         2,808         23,238             --             --              --
    Changes in operating assets and liabilities:
      Accounts receivable .............................            --             --      5,324,856     (5,272,000)      5,654,019
      Due from related parties ........................         2,416         20,000       (100,000)      (400,000)        (20,000)
      Advances to growers .............................      (554,542)    (4,589,721)            --             --              --
      Advances to suppliers ...........................        78,840        652,523     (5,560,593)       963,469      (2,507,556)
      Inventories .....................................     9,166,218     75,865,117    (55,984,267)   (76,787,563)     (7,139,644)
      Income tax receivable ...........................       175,154      1,449,676      8,345,888     (9,062,281)       (733,283)
      Prepaid expenses and other current assets .......       251,989      2,085,611     (1,465,691)    (3,476,476)     (1,940,868)
      Deferred tax assets .............................        53,347        441,533       (569,064)    (1,161,113)       (411,971)
      Other assets ....................................        (6,162)       (50,997)       (59,510)      (367,396)        (67,793)
      Accounts payable ................................      (511,157)    (4,230,641)     2,405,023     11,061,592     (13,569,217)
      Due to growers ..................................    (3,771,507)   (31,215,252)    (7,141,190)    35,777,069       6,775,230
      Due to related parties ..........................       404,625      3,348,916             --             --              --
      Advances from customers .........................      (844,619)    (6,990,575)    16,133,651      2,883,343      41,176,361
      Deferred revenues ...............................    (7,889,224)   (65,295,950)    (9,468,118)    69,979,599       4,784,469
      Other payables and accrued expenses .............       302,880      2,506,814        680,323     (1,755,937)     (8,185,731)
      Other long-term liabilities .....................            --             --             --      2,871,801              --
                                                          -----------    -----------    -----------    -----------     -----------

Net cash (used in) provided by operating
  activities ..........................................     1,968,296     16,290,799    (14,961,297)    55,976,315      32,942,614
                                                          -----------    -----------    -----------    -----------     -----------

Investing activities:
  Purchase of plant and equipment .....................    (1,059,484)    (8,768,927)   (26,995,374)   (20,011,477)     (5,159,168)
  Purchase of land use rights .........................       (61,113)      (505,810)    (5,956,759)    (4,574,443)             --
  Acquisition of equity investment ....................        (3,625)       (30,000)            --             --              --
  Purchase of intangible assets .......................      (389,043)    (3,219,950)        (9,000)            --        (511,559)
                                                          -----------    -----------    -----------    -----------     -----------

Net cash used in investing activities .................    (1,513,265)   (12,524,687)   (32,961,133)   (24,585,920)     (5,670,727)
                                                          -----------    -----------    -----------    -----------     -----------

Financing activities:
  Proceeds from short-term borrowings .................     2,416,451     20,000,000     35,000,000     15,000,000       5,000,000
  Repayment of short-term borrowings ..................    (4,228,790)   (35,000,000)   (15,000,000)    (5,000,000)             --
  Dividend paid .......................................            --             --     (1,604,128)            --              --
  Minority contribution ...............................            --             --         50,000             --              --
                                                          -----------    -----------    -----------    -----------     -----------

Net cash (used in) provided by financing activities ...    (1,812,339)   (15,000,000)    18,445,872     10,000,000       5,000,000
                                                          -----------    -----------    -----------    -----------     -----------

Net (decrease) increase in cash and cash equivalents ..    (1,357,308)   (11,233,888)   (29,476,558)    41,390,395      32,271,887
Cash and cash equivalents, beginning of year ..........     5,947,058     49,221,415     78,697,973     37,307,578       5,035,691
                                                          -----------    -----------    -----------    -----------     -----------

Cash and cash equivalents, end of year ................   $ 4,589,750     37,987,527     49,221,415     78,697,973      37,307,578
                                                          ===========    ===========    ===========    ===========     ===========

Supplemental disclosure of cash flow information:
  Income taxes paid ...................................   $   886,041      7,333,408      2,355,531      9,821,705       3,455,773
                                                          ===========    ===========    ===========    ===========     ===========

  Interest paid .......................................   $    61,728        510,896        483,314        416,934         172,232
                                                          ===========    ===========    ===========    ===========     ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

1.    ORGANIZATION AND PRINCIPAL ACTIVITIES

      Beijing Origin Seed Technology Inc. and its subsidiaries (formerly Beijing Origin Seed Technology Development Co., Ltd) ("Beijing Origin" or the "Company") was established on December 26, 1997 as a private limited liability company in the People's Republic of China. On September 26, 2003, under PRC law the Company was converted from a private limited liability company to a joint stock company in order to issue common shares.

      The Company has five branches located in Lin Zhe of Gan Su Province; Zheng Zhou of He Nan Province; Cheng Du of Si Chuan Province; Tie Ling of Liao Ning Province; Bao Ding of He Bei Province, respectively.

      The Company is the majority shareholder of the following two subsidiaries with 90% and 99% shareholding, respectively, (1) He Nan Origin Seed Cotton Technology Development Co., Ltd ("He Nan Cotton") (2) Chang Chun Origin Seed Technology Development Co., Ltd ("Chang Chun Origin").

      The Company and its subsidiaries are engaged in the research, development, and distribution of hybridized corn seed and other agriculture seed.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of presentation

      The consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

      Basis of consolidation

      The consolidated financial statements include the financial statements of the Company, its wholly owned subsidiaries and its subsidiaries in which it has controlling interest of greater than 50%. All significant inter company transactions and balances are eliminated in consolidation.

      Investments in operating companies in which the Company has the ability exercise a significant influence, which is normally indicated by a 20% to 50% interest, are accounted for under the equity method. Beijing Origin's share of these companies' earnings or losses are included in the consolidated statement of operations.

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

      Convenience translation into United States dollars

      The consolidated financial statements are presented in RMB. The translation of RMB amounts into United States dollars has been made for the convenience of the reader and has been made at the exchange rate quoted by the People's Bank of China on September 30, 2004 of RMB8.2766 to US$1.00. Such translation amounts should not be construed as representations that the RMB amounts could be readily converted into United States dollars at that rate or any other rate.

      Use of estimates

      The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. Significant accounting estimates reflected in the Company's consolidated financial statements include revenue recognition, inventory valuation, allowance for doubtful accounts, useful lives of plant and equipment and intangible assets, and the valuation allowance for deferred income taxes. Actual results could differ from those estimates.

      Certain significant risks and uncertainties

      The Company participates in a dynamic high technology industry that is characterized by technological change, intense competitive pressure, and cyclical market patterns. The Company's result of operations are affected by a wide variety of factors, including general economic conditions, decreases in average selling prices over the life of any particular product, the timing of new product introduction (by the Company, its competitors, and others), changes in certain strategic relationships or customer relationships, regulatory or other factors, and the ability to safeguard patents and intellectual property from competitors.

      Cash and cash equivalents

      Cash and cash equivalents consist of cash on hand and highly liquid investments which are unrestricted as to withdrawal or use, and which have maturities of three months or less when purchased.

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

      Concentrations of credit risk

      Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions and only invests in high quality credit instruments. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

      Advances to growers

      The Company advances cash to certain growers at the beginning of an operating cycle in order to fund the growers initial planting costs. These cash advances are then repaid when the growers sell the seeds they have grown back to the Company.

      Inventories

      Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work in process are valued at weighted-average actual cost. Weighted-average actual cost includes packaging costs and manufacturing overhead costs.

      Land use rights, net

      Land use rights are recorded at cost less accumulated amortization. Amortization is provided over the term of the land use right agreement on a straight-line basis for 50 years.

      Plant and equipment, net

      Plant and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

      Leasehold improvements                          Lower of the useful lives
                                                      or the lease term
      Building and plant                              20-40 years
      Machinery                                       10-15 years
      Furniture and office equipment                  5 years
      Motor vehicles                                  5 years

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

      The Company constructs certain of its plant and facilities. In addition to costs under construction contracts, external costs directly related to the construction of such facilities, including duty and tariff, and equipment installation and shipping costs, are capitalized. Depreciation is recorded at the time assets are placed in service.

      Acquired intangible assets, net

      Acquired intangible assets consist primarily of purchased technology rights and are stated at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the estimated useful lives of these assets of 6 to 10 years and recorded in cost of revenues.

      Impairment of long-lived assets

      The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the asset and eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss, equal to the excess of the carrying amount over the fair market value of the asset is recognized.

      Due to growers

      The Company purchases seeds from the growers through out the operating cycle. The majority of the seeds are purchased from the growers from the end of November through the following February.

      Advances from customers

      Beginning in 2003, due to the high demand for the Company's product, BJ Origin requires all customers to pay cash in full prior to delivery of the seeds. Advances from customers represents represent cash received from customers in advance of fulfilling a customer's purchase order. Revenues related to such transactions are recognized when the seeds are delivered and all other revenue recognition criteria are met.

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

      Revenue recognition

      The Company derives its revenue primarily from the sale of various branded conventional seeds and branded seeds with biotechnology traits.

      Revenue is recognized when pervasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable, collectibility is reasonably assured and the right of return has expired. Accordingly, the Company defers revenue until all sale return privileges lapse generally within 15 days of delivery and the selling price has been finalized with the customer.

      Advances from customers represent cash received from customers in advance of fulfilling a customer's purchase order. Revenues related to such transactions are recognized when all revenue recognition criteria are met and other obligations fulfilled.

      Amounts billed in excess of revenue recognized are recorded as deferred revenue.

      Government subsidies

      The Company receives government subsidies in the form of funds for research and development activities, tax incentives offered to certain high-tech companies, and subsidies which reduce the cost of land use rights.

      (a) The Company received RMB50,960, RMB1,137,139, RMB610,000, and nil to fund research and development activities for the nine month period ended September 30, 2004 and for the years ended December 31, 2003, 2002, and 2001, respectively. Such amounts are recorded as a reduction of research and development expenses.

      (b) The Company received RMB5,396,983 of tax incentives for the year ended December 31, 2001. Such amounts is recorded as other income.

      (c) The Company received a government incentive of RMB5,005,148 and RMB3,719,940 for the nine month period ended September 30, 2004 and for the year ended December 31, 2003 in the form of a reduction in the cost of land use rights.

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

      Research and development costs

      Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed as incurred.

      Advertising costs

      Advertising costs are expensed as incurred. Advertising expenses were RMB2,217,809 RMB1,806,363, RMB817,689 and RMB2,067,289 for the nine month period ended September 30, 2004 and for the years ended December 31, 2003, 2002 and 2001, respectively and included as part of selling and marketing expenses.

      Income taxes

      Deferred income taxes are recognized for the future tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carryforwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

      Fair value of financial instruments

      The carrying amounts of financial instruments, consisting primarily of cash and cash equivalents, accounts receivables, accounts payable, accrued liabilities, advances from and payables to growers, short-term debt, and income taxes payable, approximate their fair values due to the short-term maturity of these instruments.

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

      Recently issued accounting standards

      In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The Statement establishes standards for how an issuer classifies and measures certain financial instruments. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Statement requires that certain financial instruments that, under previous guidance, issuers could account for as equity be classified as liabilities (or assets in some circumstances) in statement of positions or consolidated balance sheets, as appropriate. The financial instruments within the scope of this Statement are: (i) mandatorily redeemable shares that an issuer is obligated to buy back in exchange for cash or other assets; (ii) financial instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets; and
      (iii) financial instruments that embody an obligation that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares (excluding certain financial instruments indexed partly to the issuer's equity shares and partly but not predominantly, to something else). This Statement does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The Statement also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. The adoption of SFAS No. 150 did not have a material impact on the Company's financial position, cash flows or results of operations.

      In January 2003, the FASB issued Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities". FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", and provides guidance on the identification of entities for which control is achieved through means other than voting rights ("variable interest entities" or "VIEs") and how to determine when and which business enterprise should consolidate the VIEs. This new model for consolidation applies to an entity in which either: (1) the equity investors (if any) lack one or more characteristics deemed essential to a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. FIN 46 was applicable for periods ending December 15, 2003. In December 2003, the FASB issued FIN 46 (revised), "Consolidation of Variable Interest Entities" ("FIN 46-R"), which provides for the deferral of implementation date to the end of the first reporting period after December 15, 2004, unless the Company has a special purpose entity, in which case the provision must be applied for fiscal years ending December 31, 2004. The adoption of FIN 46-R did not have a material impact on the Company's financial position, cash flows or results of operations.

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

      Recently issued accounting standards - continued

      In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition". SAB No. 104 revises or rescinds portions of the interpretative guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. It also rescinds the Revenue Recognition in Financial Statements Frequently Asked Questions and Answers document issued in conjunction with Topic 13. Selected portions of that document have been incorporated into Topic 13. The adoption of SAB No. 104 in December 2003 did not have an impact on the Company's financial position, cash flows or results of operations.

3.    RELATED PARTY BALANCES AND TRANSACTIONS

      Details of amounts due from and to related parties as of September 30, 2004 and December 31, 2003, 2002 and 2001 are as follows:

      (1) Amounts due from shareholders, recorded in due from related parties on the consolidated balance sheet, as of September 30, 2004 and December 31, 2003, 2002 and 2001 are as follow:

                                   September 30,            December 31,
                                 ----------------     -------------------------
        Name of Shareholders      2004     2004        2003      2002      2001
        --------------------      ----     ----        ----      ----      ----
                                  (USD)    (RMB)       (RMB)     (RMB)     (RMB)

        Yang Ya Sheng.......     36,247   300,000     300,000        --      --
        Zhao Yu Ping........     24,164   200,000     200,000   200,000      --
                                 ------   -------     -------   -------    ----

                                 60,411   500,000     500,000   200,000      --

            Amounts due from shareholders are non-interest bearing, unsecured, and have no specific terms of repayment.

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

3.    RELATED PARTY BALANCES AND TRANSACTIONS

      a. Amounts due from related parties as of September 30, 2004 and December 31, 2003, 2002 and 2001 are as follow:

Name of              Shareholder
related party        interested     September 30,           December 31,
-------------        ----------     -------------     -------------------------
                                    2004    2004       2003     2002       2001
                                    ----    ----       ----     ----       ----
                                    (USD)   (RMB)      (RMB)    (RMB)      (RMB)

Li Xian Corn           Yang Ya
  Research Center       Sheng         --      --      20,000   220,000   20,000
                                    ====    ====      ======   =======   ======

      b. Transactions with related parties for the nine month period ended September 30, 2004 and the years ended December 31, 2003, 2002 and 2001 are follows:

Name of               Shareholder
related party         interested             September 30,                       December 31,
-------------         ----------         ----------------------     -------------------------------------
                                          2004         2004            2003          2002          2001
                                          ----         ----            ----          ----          ----
                                          (USD)        (RMB)           (RMB)         (RMB)         (RMB)

Shijiazhuang Li Yu
  Technology
  Development            Yang
  Co., Ltd.            Ya Sheng          622,105     5,148,916             --             --           --
Li Xian Corn             Yang
  Research Center      Ya Sheng               --            --      4,495,617      1,443,754      799,970
He Nan Agriculture
  University                              85,071       704,098        687,502        371,000      200,000
                                         -------     ---------      ---------      ---------      -------

                                         707,176     5,853,014      5,183,119      1,814,754      999,970
                                         =======     =========      =========      =========      =======

----------

The above balances relate to technology usage fees paid to certain related party research centers for the exclusive right to use certain seed technologies. As of September 30, 2004 there was an outstanding payable to Shijiazhuang Li Yu Technology Development Co., Ltd. and He Nan Agriculture University of RMB3,248,916, and RMB100,000, respectively.

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

4.    INVENTORIES

      Inventories consist of:

                                                   As of
                                               September 30,                       As of December 31,
                                        --------------------------     ------------------------------------------
                                           2004            2004            2003           2002            2001
                                           ----            ----            ----           ----            ----
                                           (USD)           (RMB)           (RMB)          (RMB)           (RMB)

Work in progress and supplies.......     9,001,798      74,504,274      98,469,190     58,517,975      33,345,774
Finished goods......................     2,479,109      20,518,597      72,418,798     56,385,746       4,770,384
                                        ----------      ----------     -----------    -----------      ----------

                                        11,480,907      95,022,871     170,887,988    114,903,721      38,116,158
                                        ==========      ==========     ===========    ===========      ==========

      As of September 30, 2004, December 31, 2003, 2002 and 2001, goods delivered to subscribers, recorded in finished goods, are nil, RMB43,128,641, RMB46,364,546 and RMB1,984,990, respectively. Amounts will be relieved from inventory and recorded in cost of sales when the related revenue is recognized. Revenue is deferred until all sale return privileges lapse and the contract price is finalized.

5.    PREPAID EXPENSES AND OTHER CURRENT ASSETS

      Prepaid expenses and other current assets consist of:

                                                   As of
                                               September 30,                      As of December 31,
                                          ----------------------         ---------------------------------------
                                           2004          2004              2003            2002           2001
                                           ----          ----              ----            ----           ----
                                           (USD)         (RMB)             (RMB)           (RMB)          (RMB)

Employee travel allowance...........      506,858      4,195,063         4,174,814      3,048,877      1,891,809
Deposit for land use rights.........           --             --                --      2,781,200             --
Deposit for technology usage fee....      120,823      1,000,000         3,100,000             --             --
Other prepaid expenses..............      147,836      1,223,584         1,229,440      1,208,486      1,670,278
                                          -------      ---------         ---------      ---------      ---------

                                          775,517      6,418,647         8,504,254      7,038,563      3,562,087
                                          =======      =========         =========      =========      =========

6.    LAND USE RIGHTS, NET

      Land use rights, net consist of:

                                                  As of
                                              September 30,                       As of December 31,
                                        -------------------------       --------------------------------------
                                           2004           2004             2003           2002          2001
                                           ----           ----             ----           ----          ----
                                           (USD)          (RMB)            (RMB)          (RMB)         (RMB)

Land use rights.....................    1,420,445      11,756,451       11,250,641      5,293,882      719,439
Less: accumulated amortization......       53,063         439,179          261,905        116,205       33,088
                                        ---------      ----------       ----------      ---------      -------

Land use rights, net................    1,367,382      11,317,272       10,988,736      5,177,677      686,351
                                        =========      ==========       ==========      =========      =======

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

7.    PLANT AND EQUIPMENT, NET

      Plant and equipment, net consist of:

                                                  As of
                                              September 30,                        As of December 31,
                                        -------------------------       -----------------------------------------
                                           2004           2004             2003           2002            2001
                                           ----           ----             ----           ----            ----
                                           (USD)          (RMB)            (RMB)          (RMB)           (RMB)

Plant and building..................    3,450,846      28,561,270       28,117,697     16,606,445       5,281,073
Machinery and equipment.............    2,175,335      18,004,380       17,414,532     10,015,765       3,379,283
Furniture and office equipment......      624,149       5,165,828        4,675,017      3,032,484       1,217,631
Motor vehicles......................    1,008,958       8,350,743        6,944,417      5,372,341       2,741,632
Leasehold improvements..............       15,453         127,898           55,398         55,398          55,398
                                        ---------      ----------       ----------     ----------      ----------

Total...............................    7,274,741      60,210,119       57,207,061     35,082,433      12,675,017
                                        ---------      ----------       ----------     ----------      ----------

Less: accumulated depreciation
        and amortization............    1,141,024       9,443,798        6,223,843      3,450,118       2,183,587
                                        ---------      ----------       ----------     ----------      ----------

Construction in progress............    1,230,378      10,183,344        4,417,475         20,516       2,416,455
                                        ---------      ----------       ----------     ----------      ----------

Plant and equipment, net............    7,364,095      60,949,665       55,400,693     31,652,831      12,907,885
                                        =========      ==========       ==========     ==========      ==========

      Construction in progress relates to various projects where the Company constructs certain of its plant and equipment. As of September 30, 2004, construction in progress relates to the new research center and plant located in Zhong Guan Cun Life Science Park. The assets will be placed in service in 2005.

8.    EQUITY INVESTMENT

      In September 2004, the Company purchased a 30% equity interest in Shijiazhuang Li Yu Technology Development Co., Ltd. ("Li Yu") from one of its shareholders, Yang Ya Sheng, for RMB30,000. The Company accounts for its ownership in Li Yu under the equity method of accounting.

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

9.    ACQUISITIONS

      On February 28, 2002, the Company contributed additional capital of RMB5,850,000 to its majority owned subsidiary He Nan Origin Seed Cotton Technology Development Co., Ltd ("He Nan"), a privately held seed research and development company. Prior to the capital contribution, the Company held a 51% equity interest, which it previously acquired for approximately RMB520,772. Under the terms of the capital contribution contract, the Company now owns 90% of He Nan and the minority interest was diluted to 10%. The capital contributed in excess of the fair value of the net assets of He Nan was recorded as a reduction of Beijing Origin retained earnings.

10.   ACQUIRED INTANGIBLE ASSETS, NET

      Acquired intangible assets consist of the following:

                                               September 30,                       December 31,
                                          ----------------------         ---------------------------------
                                           2004          2004             2003          2002        2001
                                           ----          ----             ----          ----        ----
                                           (USD)         (RMB)            (RMB)         (RMB)       (RMB)

Technology usage agreements.........      494,353      4,091,559         991,559      991,559      991,559
Others..............................       15,580        128,950           9,000           --           --
                                          -------      ---------       ---------      -------      -------

                                          509,933      4,220,509       1,000,559      991,559      991,559
Accumulated amortization............      126,204      1,044,551         762,603      421,240      214,912
                                          -------      ---------       ---------      -------      -------

Net carrying amounts................      383,727      3,175,958         237,956      570,319      776,647
                                          =======      =========       =========      =======      =======

      Amortization expense charged to operating income for the nine month period ended September 30, 2004 and for the years ended December 31, 2003, 2002 and 2001 were RMB281,948, RMB341,363, RMB206,328 and RMB121,578, respectively.

      Amortization expense on these intangible assets for each of the next five years is as follows:

                                                                     (RMB)

      Year ending September 30,
        2005................................................        772,524
        2006................................................        652,461
        2007................................................        626,753
        2008................................................        626,753
        2009................................................        349,188
                                                                  ---------

      Total.................................................      3,027,679
                                                                  =========

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

10.   ACQUIRED INTANGIBLE ASSETS, NET - continued

      The Company enters into technology usage agreements with strategic partners. The Company pays up-front fees for the exclusive rights to certain seed technologies. Amounts are then amortized over the usage period of 6-10 years into cost of sales.

11.   SHORT-TERM BORROWINGS

                                             September 30,                            December 31,
                                        ------------------------       -----------------------------------------
                                          2004           2004             2003            2002            2001
                                          ----           ----             ----            ----            ----
                                          (USD)          (RMB)            (RMB)           (RMB)           (RMB)

Short-term borrowings...............    2,416,451     20,000,000       35,000,000      15,000,000      5,000,000
                                        =========     ==========       ==========      ==========      =========

      At September 30, 2004, short-term borrowings were comprised of one loan of RMB20,000,000, repayable on May 30, 2005, and bore interest at 5.31% per annum. The loan was guaranteed by a third party. The third party guarantee was secured by the Company's land use rights certification, and the Company's Zhongguancun Life Science Park land development contract.

      At December 31, 2003, short-term borrowings were comprised of four loans of RMB10,000,000, RMB10,000,000, RMB5,000,000 and RMB10,000,000, repayable on March 30, 2004, March 2, 2004, February 1, 2004 and March 28, 2004,
      respectively, bore interest at 5.04% , 5.04%, 5.04%, and 5.29% per annum, respectively and were repaid in 2003. Short-term borrowings of RMB20,000,000 were guaranteed by a third party. The third party guarantee was secured by the Company's land use rights certification and the Company's Zhongguancun Life Science Park land development contract. The balance of the short-term borrowings were unsecured at December 31, 2003.

      At December 31, 2002, short-term borrowings were comprised of one loan of RMB15,000,000, repayable on March 28, 2003, bore interest at 5.04% per annum and were repaid in 2002. The loan was guaranteed by a third party. The third party guarantee was secured by the Company's land use rights certification and certain personal assets of the Company's shareholder's.

      At December 31, 2001, short-term borrowings were comprised of one loan of RMB5,000,000, repayable on July 12, 2002, and bore interest at 6.4% per annum.

      The costs of the above third party guarantees were not material.

      Interest expense and weighted average interest rate for the nine month period ended September 30, 2004, and the years ended December 31, 2003, 2002 and 2001 were RMB510,896 and 5.1%, RMB483,314 and 5.2%, RMB416,934 and 5.5%, and RMB172,232 and 6.7%, respectively.

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

11.   OTHER PAYABLES AND ACCRUED EXPENSES

      Other payables and accrued expenses consist of:

                                             September 30,                           December 31,
                                         ----------------------        ---------------------------------------
                                          2004          2004             2003           2002           2001
                                          ----          ----             ----           ----           ----
                                          (USD)         (RMB)            (RMB)          (RMB)          (RMB)

Other payables......................     220,582      1,825,663        1,981,097      2,101,366      4,405,153
Accrued welfare benefits............     397,111      3,286,729        2,054,223      1,333,060        794,382
Other taxes payable.................      27,749        229,671          132,190         48,561            689
Other accrued expenses..............      44,627        369,362               --          4,200         42,900
Income tax payable..................     116,340        962,903               --             --             --
                                         -------      ---------        ---------      ---------      ---------

                                         806,409      6,674,328        4,167,510      3,487,187      5,243,124
                                         =======      =========        =========      =========      =========

12.   SHAREHOLDERS' EQUITY

      As of December 31, 2002, the consolidated registered capital of the company was RMB3,671,500. In September 2003, the Company went through a capital restructuring. Beijing Origin converted to a joint stock company from a limited liability company. The Company authorized 100,000,000 shares of RMB1 par value common shares. The paid-in capital of the original investors was exchanged for a proportionate amount of the 100,000,000 authorized common shares.

      The following table represents the exchange of paid-in capital for common shares:

                                           Original           Common shares
                                            paid-in     ------------------------
      Shareholder              Ownership    capital       Shares        Amount
      -----------              ---------    -------       ------        ------
                                   %         (RMB)                      (RMB)

      Han Geng Chen.........     34.40     1,262,996    34,400,000    34,400,000
      Yang Ya Sheng.........     28.68     1,052,803    28,675,000    28,675,000
      Yuan Liang............     25.80       947,247    25,800,000    25,800,000
      Zhao Yu Ping..........      3.99       146,676     3,995,000     3,995,000
      Zhang Wei Dong........      3.13       114,918     3,130,000     3,130,000
      He Nan Agriculture
        University..........      2.04        74,899     2,040,000     2,040,000
      Chen Wei Cheng........      1.96        71,961     1,960,000     1,960,000
                                ------     ---------   -----------   -----------

                                100.00     3,671,500   100,000,000   100,000,000
                                ======     =========   ===========   ===========

      In December 2003, the Company declared and paid cash dividends of RMB1,604,128 to all shareholders.

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

13.   INCOME TAXES

      The applicable tax rate of the PRC Enterprise Income Tax ("EIT") to the Company is 33%(30% of state income tax plus 3% local income tax). However, preferential tax treatment of the Company as "high technology" company has been agreed with the relevant tax authorities. The Company is entitled to a preferential tax rate of 15%. Pursuant to the document of (1998) Hai Di Shui Suo Zi 3205 and (2001) Hai Di Shui Qi Mian Zi (1306), the Company is entitled to a three-year exemption from income taxes commencing in 1998, followed by a 50% reduction in tax rates for the succeeding three years.

      In respect of other companies in the Group, according to the document Gan Di Shui Suo Jian Mian Zi (2001) No. 107, Zhang Shi Di Shui Zheng Jian Mian Zi (2002) No. 2 and (2003) No. 1 of Carry through the Advantage Tax Treatment of West Development Strategy, Lin Ze Branch is entitled to a preferential tax rate of 15%.

      According to the document Cheng Guo Shui Shen (2004) 11, Cheng Du Branch is entitled to a preferential tax rate of 15% as "high technology" company, and was exempted from EIT for 2003 and 2004.

      According to the document Chang Guo Shui ( Gao Xin) Zi (2004) 001, Chuang Chun Origin is entitled to a preferential tax rate of 15% as "high technology" company, and was exempted from EIT for 2004 and 2005.

      According to the document Yu Di Shui Suo Jian Mian (2003) No. 75, He Nan Cotton is entitled to a preferential tax rate of 15% as "high technology" company, and was exempted from EIT for 2002.

      Bao Ding Branch, He Nan Branch and Tie Ling Branch is subject to income tax at a statutory rate of 33%.

      The provision for income taxes consists of the following:

                         September 30,                    December 31,
                      --------------------     ---------------------------------
                       2004        2004          2003        2002        2001
                       ----        ----          ----        ----        ----
                       (USD)       (RMB)         (RMB)       (RMB)       (RMB)

      Current......   746,104    6,175,206     7,238,733     337,199   2,900,599
      Deferred.....   (53,347)    (441,533)      569,064   1,161,113     331,730
                      -------    ---------     ---------   ---------   ---------

                      692,757    5,733,673     7,807,797   1,498,312   3,232,329
                      =======    =========     =========   =========   =========

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

13.   INCOME TAXES - continued

      The principal components of the deferred income tax assets are as follows:

                                              September 30,                          December 31,
                                         ----------------------         -------------------------------------
                                          2004          2004              2003           2002          2001
                                          ----          ----              ----           ----          ----
                                          (USD)         (RMB)             (RMB)          (RMB)         (RMB)

Noncurrent deferred tax assets:
  Net operating loss
    carryforward....................     259,783      2,150,124         2,288,779      1,571,920      278,496
  Others............................      44,466        368,026           261,116        157,833      133,475
                                         -------      ---------         ---------      ---------      -------

Noncurrent deferred tax assets......     304,249      2,518,150         2,549,895      1,729,753      411,971
  Valuation allowances..............     (98,776)      (817,535)         (407,747)      (156,669)          --
                                         -------      ---------         ---------      ---------      -------

Net noncurrent deferred
  tax assets........................     205,473      1,700,615         2,142,148      1,573,084      411,971
                                         =======      =========         =========      =========      =======

      The Company did not have any timing differences relating to deferred tax liabilities as of September 30, 2004 and December 31, 2003, 2002, and 2001.

      A significant portion of the deferred tax assets recognized relate to net operating loss and credit carry forwards. The company operates through multiple branches and subsidiaries and the valuation allowance is considered on each individual basis. Where a valuation allowance was not recorded, the company believes that there was sufficient positive evidence to support its conclusion not to record a valuation allowance as it expects to generate sufficient taxable income in the future.

      The valuation allowance in 2004, 2003 and 2002 has increased as it relates to the net operating losses of Henan branch which the company believes will not generate future taxable income to recognize the income tax benefit.

      A reconciliation between total income tax expense and the amount computed by applying the statutory income tax rate to income before taxes is as follows:

                                            For the nine months               For the years
                                            ended September 30,             ended December 31,
                                            -------------------          ------------------------
                                                   2004                  2003      2002      2001
                                                   ----                  ----      ----      ----
                                                     %                     %         %         %

Statutory rate..........................             33                    33       33        33
Effect of preferential
  tax treatment.........................            (35)                  (25)     (35)      (20)
Permanent book-tax difference...........             14                     4        3         1
Change in valuation allowance...........              1                     9        4        15
                                                    ---                   ---      ---       ---

Effective income tax rate...............             13                    21        5        29
                                                    ===                   ===      ===       ===

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

14.   EMPLOYEE BENEFIT PLANS AND PROFIT APPROPRIATION

      Full time employees of the Company participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The total provisions for such employee benefits were RMB1,020,245, RMB858,109, RMB554,707 and RMB397,729 for the nine month period ended September 30, 2004 and for the years ended December 31, 2003, 2002 and 2001, respectively.

      Pursuant to the laws applicable to the PRC, the Company must make appropriations from after-tax profit to non-distributable reserves funds including: (i) the statutory surplus reserve and; (ii) the statutory public welfare fund. Subject to certain cumulative limits, the general reserve fund requires annual appropriations of 10% for the statutory surplus reserve and 5% for the statutory public welfare fund of after-tax profit (as determined under PRC GAAP at each year-end). These reserve funds can only be used for specific purposes of enterprise expansion and staff welfare and bonus and are not distributable as cash dividends. Appropriations to these reserves by the Company were RMB5,716,232, RMB7,211,767, RMB4,461,877 and RMB434,578 for the nine month period ended September 30, 2004 and for the years ended December 31, 2003, 2002 and 2001, respectively.

15.   COMMITMENTS AND CONTINGENCIES

                  (a)   Capital commitments

            Capital commitments for the purchase of plant and equipment, as of September 30, 2004, are as follows:

                                                                    RMB

            Plant and building construction......................19,326,412
            Equipment............................................ 1,020,690
                                                                 ----------

                                                                 20,347,102
                                                                 ==========

            The equipment is scheduled to be delivered at the Company's facility by September 30, 2005. The Company expects to have the facility construction completed no later than September 30, 2005.

                  (b)   Share purchase agreement

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

15.   COMMITMENTS AND CONTINGENCIES - continued

      In 2004, the Company entered into two agreements to acquire 8% in aggregate of the outstanding shares of Chuany Shi Ji Zhuan Ji Yin Technology Co., Ltd. in exchange for RMB8,320,000 of which RMB400,000 was paid as of September 30, 2004. The Company and Chuany Shi Ji Zhuan Ji Yin Technology Co., Ltd. have completed this transaction on October 8, 2004 upon obtaining the necessary government approvals.

                  (a    Operating lease

      The Company leases certain office premises under non-cancellable leases. Rent expense under operating leases for the nine month period ended September 30, 2004 and for the years ended December 31, 2003, 2002 and 2001 were RMB1,783,332, RMB2,015,914, RMB1,434,648, and RMB1,852,880
      respectively.

      Future minimum lease payments under non-cancelable operating leases agreements were as follows:

      Year ended September 30,

      2005.................................................     1,203,241
      2006.................................................     1,135,375
      2007.................................................       896,101
      2008.................................................       971,220
      2009.................................................       509,246
      Thereafter...........................................     8,691,542
                                                               ----------

                                                               13,406,725
                                                               ==========

            b) Litigation

      In December 2000, the Company signed an agreement to be a guarantor on a loan given to Lin Ze Xian Seed Company by Agriculture Bank of China Lin Ze Branch. Upon Linze Xian Seed Company's announcement of bankruptcy, Beijing Origin was required to repay the outstanding loan. On December 28, 2001 the Company was ordered by the Linze People's Court to pay RMB2,871,801 to Agricultural Bank of China Lin Ze Branch in fulfilment of the guarantee obligation. The civil judgement of the Zhangye Intermediate People's Court suspended this decision pending final outcome of Lin Ze Seed Company's bankruptcy hearings. In 2002, the final judgement was made by the court, accordingly, the Company expensed RMB2,871,801 as other expense in the statement of operations in 2002.

          AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

16.   SEGMENT AND GEOGRAPHIC INFORMATION

      The Company is engaged in the development and distribution of biogenetically altered seeds. In accordance with SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", the Company's chief operating decision maker, the Chief Executive Officer, who reviews consolidated results of operations when making decisions about allocating resources and assessing performance of the Company. The Company believes it operates in one segment, and all financial segment information required by SFAS No. 131 can be found in the consolidated financial statements.

      All of the Company sales and all of the Company's long-lived assets are located in the PRC.

      The Company had no significant customers or suppliers for any of the years presented in the consolidated financial statements.

17.   SUBSEQUENT EVENTS

      On October 30, 2004, the Company finalized a contract to purchase technology usage rights from Sichuan Province Agriculture Science Research Center Institute for RMB2,500,000. As of September 30, 2004, the Company has paid a deposit of RMB1,000,000, included in prepaid expenses and other current assets.